Consent of Independent Public Accountants


To the Shareholders and Trustees of
Pioneer Global Telecoms Fund

     As independent public accountants, we hereby consent to the use of our report on Pioneer Global Telecoms Fund dated September 26, 2000 (and to all references to our firm) included in or made a part of Pioneer Global Telecom Fund's Pre-Effective Amendment No. 1 and Amendment No. 1 to Registration Statement File Nos. 333-45076 and 811-10105, respectively.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Boston, Massachuestts
November 13, 2000